Exhibit 99.2

Chembio Reports First Quarter
 2008 Results

Conference Call Scheduled for Tuesday, May 13 at 10:00 a.m. Eastern Time

MEDFORD, N.Y (May 13, 2008) – Chembio Diagnostics, Inc. (OTC/BB: CEMI) today reported financial results for the three months ended March 31, 2008.

Total revenues for the first quarter of 2008 were $2.36 million, a 16% increase compared with first quarter 2007 revenues of $2.04 million.  This increase was primarily due to an increase of $213,000 in revenues from product sales and an increase of $114,000 in revenues from research and grant revenues.

Rapid HIV test revenue for the first quarter of 2008 increased $110,000 to $1.92 million or 6% from $1.81 million in the same period of 2007.  In addition sales of our Tuberculosis products increased by $68,000 in the first quarter of 2008 compared with the same period in 2007.

The net loss attributable to common stockholders was $800,000 or $0.01 per share for the first quarter of 2008 compared to a net loss attributable to common stockholders of $1.08 million or $0.09 per share for the first quarter of 2007. The net loss attributable to common stockholders for the first quarter of 2007 included $350,000 in non-cash dividends to preferred stockholders. As previously reported all of the Company’s convertible preferred stock was converted into common stock in December 2007, which resulted in no preferred stock dividends in the first quarter of 2008.

First Quarter and Recent Highlights

•	Sales of our HIV tests in the US increased 89% to $541,000 in QI2008 versus QI2007.
•	Gross Margins increased 44.5% to $935,000 in QI2008 reflecting improved average unit selling prices and continued improvements in manufacturing efficiencies.
•
Operating Loss decreased by approximately $100,000 despite a 96% increase in our Research & Development expenses, from $319,000 to $626,000, which is attributable to our continuing investment in our proprietary DPP™ (Dual Path Platform)  technology and also costs of clinical trials related to our HIV tests.

•
We conducted clinical study in connection with our expansion of the age range of individuals that can be tested with our two FDA-approved rapid HIV tests to 13 years old and above from 18 years old and above. This change should increase potential sales opportunities in the U.S.

•	DPP™ is providing the company with a historic number of new product opportunities:
o	Three agreements were executed in January with the Bio-Manguinhos unit of the Oswaldo Cruz Foundation of Brazil for Leishmaniasis, Leptospirosis and for a point of care confirmatory test for HIV-1.
o	Product development agreement was executed in April with Bio-Rad Laboratories, Inc. for the development of a new multiplex product.
o	Research and development work funded by Pall Corporation continued in QI08 and QII08 to date. We still anticipate completing a longer term product development agreement with Pall.
o
Substantially completed the  pre-clinical study for our DPP oral fluid HIV test, which we expect will result in our being able to finalize all design parameters for this product so that we can begin full clinical trials.

o
Made significant progress toward completing development of what will be the first point of care syphilis test that separately detects treponemal and non-treponemal antibodies within the same point of care device, allowing treatment decisions to be made and provided at the point of testing.

Lawrence Siebert, President and CEO, commented, “We are pleased with our progress so far this year, particularly the opportunities that we are developing with our new point of care platform, DPP. We expect to build upon this momentum throughout 2008 and look forward to announcing additional agreements throughout the year. As evidenced by our recent agreements, the market is ready for our DPP technology. Our successes with lateral flow technology increase our confidence in our ability to develop new products with outstanding performance.”

Conference Call

As previously announced, Chembio has scheduled a conference call and webcast for 10:00 a.m. Eastern time on Tuesday, May 13, 2008.  Participants may access the call by dialing (877) 407-0782 in the U.S. or (201) 689-8567 outside the U.S.  Following the completion of the call, a telephone replay will be accessible until May 20, 2008 at 11:59 p.m. Eastern Time by dialing (877) 660-6853 from the U.S. or (201) 612-7415 from outside the U.S. and entering reservation account number 286 and conference ID# 285009.   The conference call may also be accessed via the internet at http://www.investorcalendar.com/IC/CEPage.asp?ID=129719.  An archive of the webcast will be available for 90 days on the Company's website at www.chembio.com.

 About Chembio Diagnostics

Chembio Diagnostics, Inc., a developer and manufacturer of proprietary rapid diagnostic tests, participates in the growing $5 billion point-of-care testing market. Chembio’s two U.S. Food and Drug Administration (FDA) PMA-approved, CLIA-waived, rapid HIV tests are marketed in the U.S. by Inverness Medical Innovations, Inc.  Chembio markets its HIV STAT-PAK® line of lateral flow rapid HIV tests internationally to government and donor-funded programs directly and through distributors.  Chembio also has rapid tests for veterinary tuberculosis and Chagas disease.  In 2007 Chembio received a U.S. patent for its Dual Path Platform (DPP™) proprietary technology which has significant advantages over lateral-flow technologies.  This technology is providing Chembio with a significant pipeline of business opportunities for the development and manufacture of new products based on DPP™.  Headquartered in Medford, N.Y. with approximately 100 employees, Chembio is licensed by the FDA as well as the U.S. Department of Agriculture (USDA), and is certified for the global market under the International Standards Organization (ISO) directive 13.485.

Forward-Looking Statements

Statements contained herein that are not historical facts may be forward-looking statements within the meaning of the Securities Act of 1933, as amended.  Forward-looking statements include statements regarding the intent, belief or current expectations of the Company and its management.  Such statements are estimates only, as the Company has not completed the preparation of its financial statements for those periods, nor has its auditor completed the audit of those results.  Actual revenue may differ materially from those anticipated in this press release.  Such statements reflect management's current views, are based on certain assumptions and involve risks and uncertainties.  Actual results, events, or performance may differ materially from the above forward-looking statements due to a number of important factors, and will be dependent upon a variety of factors, including, but not limited to Chembio's ability to obtain additional financing, to obtain regulatory approvals in a timely manner and the demand for Chembio's products.  Chembio undertakes no obligation to publicly update these forward-looking statements to reflect events or circumstances that occur after the date hereof or to reflect any change in Chembio's expectations with regard to these forward-looking statements or the occurrence of unanticipated events.  Factors that may impact Chembio's success are more fully disclosed in Chembio's most recent public filings with the U.S. Securities and Exchange Commission.

Contacts:

Company Contact:
Chembio Diagnostics, Inc.
Susan Norcott
631-924-1135 ext 125
www.chembio.com

(Tables to follow)

Chembio Diagnostics, Inc.
Summary of Results of Operations

	For the three months ended
	March 31, 2008	March 31, 2007
Total Revenues	$2,364,728	$2,038,320

Gross Profit	1,061,922	659,819

Loss From Operations	(811,568)	(911,137)

Net Loss	(798,182)	(728,805)

Preferred Dividends, Deemed Dividends and Beneficial Conversion Feature	-	353,979

Net Loss Attributable to Common Stockholders	$(798,182)	$(1,082,784)

Loss per share	$(0.01)	$(0.09)

Chembio Diagnostics, Inc.
Summary of Balance Sheet

	March 31, 2008	December 31, 2007
CURRENT ASSETS:
Cash	$1,764,735	$2,827,369
Other current assets	2,773,670	2,643,938
TOTAL CURRENT ASSETS	4,538,405	5,471,307

NET FIXED ASSETS	932,750	829,332

OTHER ASSETS	1,144,164	284,358

	$6,615,319	$6,584,997

TOTAL CURRENT LIABILITIES	$2,416,429	$2,242,583

TOTAL OTHER LIABILITIES	575,131	79,588

TOTAL LIABILITIES	2,991,560	2,322,171

TOTAL STOCKHOLDERS’ EQUITY	3,623,759	4,262,826

	$6,615,319	$6,584,997

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